                                                                                 Registration No. 333-213425

As filed with the Securities and Exchange Commission on November 3, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Amendment 2

UNDER

THE SECURITIES ACT OF 1933

________________________

JASMIN CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

30-08343441	2590
IRS Employer Identification Number	Primary Standard Industrial Classification Code Number

Jasmin Corp.

33 Rue Theophile Lamy, Bourges

18000 France

Tel. +  33644631118

Email: info@jasmincorp.com

(Address and telephone number of principal executive offices)

BUSINESS FILINGS INCORPORATED.

311 S Division Street, Carson City, NV 89703

Tel: 608-827-5300

(Address, including zip code, and telephone number,

Including area code, of agent for service)

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ¨

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	-	Accelerated filer	-
Non-accelerated filer	-	Smaller reporting company	X
(Do not check if a smaller reporting company)

	CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate	Registration
Registered	Registered	Share (1)	Offering Price	Fee
Common Stock:	2,000,000	$0.04	$80,000	$8.06*

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

  *- Fee was previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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PROSPECTUS

Jasmin Corp.

2,000,000 Shares of Common Stock

$0.04 per share

Prior to this Offering, no public market has existed for the common stock of Jasmin Corp. Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board (“OTCBB”), operated by FINRA (Financial Industry Regulatory Authority). There is no assurance that the Shares will ever be quoted on the Bulletin Board. To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.  Please refer to discussion under “Prospectus Summary” on page 1 and “Risk Factors on page 7 of the highly illiquid nature of investment in our shares.

This is our initial public offering.  We are registering for sale a total of 2,000,000 shares of our common stock on a self-underwritten, “best efforts” basis.  There is no minimum number of shares are required to be purchased by each investor.  Our sole officer, Jean-Paul Chavanaz, will sell the shares on our behalf.  He will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.04 for the duration of the Offering.  There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that this Offering will successfully raise enough funds to institute its business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

The shares being offered by the Company will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our directors for an additional 90 days.

Jasmin Corp. is a development stage company and currently has minimal active business operations. Any investment in the Shares offered herein involves a high degree of risk.  You should only purchase Shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for Jasmin Corp., which includes a statement expressing a doubt as to our ability to continue as a going concern.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

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Until August 31, 2016, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Until ____________, 201_ (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus. In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our”, “Jasmin”, and “Company” are to Jasmin Corp.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

 While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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General Information about Our Company

Jasmin Corp. was incorporated in the State of Nevada on October 7, 2014. Jasmin is an e-commerce development stage company that intends to establish itself as a designing industry of home and space decorations made from cork materials. The Company also has its webpage which is www.jasmincorp.com filled with basic information about us. Our range of offered products is very extensive. Mostly it is useful things like cute trinkets, original jewelry and decorative panels, custom lighting and stylish interior design - all these articles from the corks will create a unique atmosphere in a house, officer or elsewhere, showing a non-standard taste of its owner.

We are a development stage company and have commenced only limited business operations and have not generated any revenues. Our auditors issued a going concern opinion. At September 30, 2016 our total assets were $5,709 in cash, generated from loan from our founder and the issuance of shares of Company common stock to our founder.

Currently we do not have sufficient capital to fund our business development. Per the Use of Proceeds section, we are attempting to raise $80,000, from this Offering. However, if we raise $20,000 we feel this is sufficient to develop the business for the next 12 months. If we are only able to raise $15,000, from the Offering, then we feel this will be sufficient for the next 12 months to cover professional fees and minimal business development. We feel we need to raise at least $12,000 to cover professional fees and miscellaneous expenses for the next 12 months.

Jasmin Corp’s corporate address is 33 Rue Theophile Lamy, Bourges 18000 France. All of the Company’s assets and operation are located in France. Our telephone number in France is 0033644631118. Our fiscal year end is June 30.

We received our initial funding of $2,000 through the sale of common stock to our sole officer and director, Jean-Paul Chavanaz, purchased 2,000,000 shares of our common stock at $0.001 on April 18, 2016 for $2,000. Our financial statements from inception (October 7, 2014) through the period ended September 30, 2016 report limited revenues of $4,850 and a net loss of $3,291.

This is our initial public offering.  We are registering a total of 2,000,000 shares of our common stock. All of the shares being registered for sale by the Company will be sold at a price per share of $0.04 for the duration of the Offering.

We will be selling the 2,000,000 shares of common stock we are offering as a self-underwritten offering.  There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us. This Offering will terminate on the earlier of the sale of all of the shares offered or 270 days after the date of the Prospectus, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

Implications of Being an Emerging Growth Company

As a company with less than $1 billion in revenue during its last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

A requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

An exemption to provide less than five years of selected financial data in an initial public offering registration statement;

An exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

An exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

An exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and Reduced disclosure about the emerging growth company's executive compensation arrangements.

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An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley, which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, Jasmin Corp. is exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

The first fiscal year following the fifth anniversary of this offering,

The first fiscal year after our annual gross revenues are $1 billion or more,

The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

As of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

The offering

The Issuer:	Jasmin Corp.
Securities Being Offered:	2,000,000 shares of common stock
Total amount of shares outstanding after the offering:	4,000,000 shares of common stock
Price Per Share:	$0.04
Duration of the Offering:

This Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the Prospectus, unless extended by our Board of Directors for an additional 90 days.

Gross Proceeds if 100% of the Shares Are Sold:

Gross Proceeds if 75% of the Shares Are Sold:

Gross Proceeds if 50% of the Shares Are Sold:

Gross Proceeds if 25% of the Shares Are Sold:

Gross Proceeds if 15% of the Shares Are Sold:

Gross Proceeds if 5% of the Shares Are Sold:

$80,000 $60,000 $40,000 $20,000 $12,000 $4,000 Furthermore, the Company may not sell any shares. In this instance, we will not receive any proceeds from this offering.
Securities Issued and Outstanding:	There are 2,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Jean-Paul Chavanaz.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs

We estimate our total offering registration costs to be $8,000. If we experience a shortage of funds prior to funding, our directors have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or loan funds to the Company.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares.  Following are what we believe are material risks related to the Company and an investment in the Company

Risks Associated with Jasmin Corp.:

Our independent auditors have issued an audit opinion for Jasmin Corp., which includes a statement describing our going concern status. Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 2 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is a doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses, which we expect to continue into the future. There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on October 7, 2014, and we have not fully developed our proposed business operations and have realized limited revenues.  We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception to September 30, 2016, was $3,291. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•         Completion of this Offering,

•         Our ability to attract customers who will buy our services,

•         Our ability to generate revenue through the sale of our services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses. We cannot guarantee that we will be successful in generating additional revenues in the future.  In the event the Company is unable to generate additional revenues, it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms, which are beneficial and/or acceptable to the Company. In the event the Company cannot generate additional revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

We possess minimal capital, which may severely restrict our ability to develop our services.  If we are unable to raise additional capital, our business may likely fail.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our services. We feel we require a minimum of $20,000 to provide sufficient capital to continue with operations and development of the business plan. Our limited marketing activities may not attract enough paying customers to generate sufficient revenue to operate profitably, expand our products, implement our business plan or continue operating our business. Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations which could result in investors losing some or all of their investment in the Company.

Because Mr. Chavanaz (our sole officer and director) may have other outside business activities and may have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions and cause leak of revenues.

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Because our officer and director may have other outside business activities and is planning to devote between 20-50% of his time, or 8-20 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Chavanaz. In the event he is unable to fulfill any aspect of his duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and our future revenues could be harmed.

Because management has limited experience in managing a company our business has a higher risk of failure.

Our sole officer and director have limited business experience in managing an online retail store. Additionally, he is running another public company. Consequently, management’s decisions and choices may not be well thought out, and we may be unable to contract adequately experienced personal to assist in online marketing, and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

We are dependent upon our current officer.

One officer currently manages the Company, and we are entirely dependent upon him in order to conduct our operations. If he should resign or die, there will be no one to run Jasmin Corp., and the company has no Key Man insurance. If our current officer is no longer able to serve as such, and we are unable to find other persons to replace him, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our controlling stockholder has significant influence over the Company.

As of September 30, 2016, Jean-Paul Chavanaz, the Company’s Chief Executive Officer and Secretary, owned 100% of the outstanding common stock, which becomes 50% if all of the shares offered, are sold.  As a result, Mr. Chavanaz possesses significant influence over our affairs. His stock ownership and sole directorship, may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

One investor holds a controlling interest in our stock. As a result, the ability of minority shareholders to influence our affairs is extremely limited.

One investor, our President, owns a controlling interest in our outstanding common stock on a primary basis.  As a result, he has the ability to control all matters submitted to the stockholders of Jasmin Corp. for approval (including the election and removal of directors). A significant change to the composition of our board could lead to a change in management and our business plan. Any such transition could lead to, among other things, a decline in service levels, disruption in our operations and departures of key personnel, which could in turn harm our business.

Minority shareholders of Jasmin Corp. will be unable to affect the outcome of stockholder voting as long as Mr. Chavanaz retains a controlling interest.

Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only one director, who is our principal executive officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

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Because our principal assets are located outside of the United States and Jean-Paul Chavanaz, our sole director and officer, resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or Mr. Jean-Paul Chavanaz, or to enforce a judgment rendered by a United States court against us or Mr. Jean-Paul Chavanaz.

Our principal operations and assets are located outside of the United States, and Jean-Paul Chavanaz, our sole officer and director, is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Jean-Paul Chavanaz in the United States, and it may be difficult to enforce any judgment rendered against Mr. Jean-Paul Chavanaz.  Accordingly, it may be difficult or impossible for an investor to bring an action against Mr. Jean-Paul Chavanaz, in the case that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of France may render that investor as unable to enforce a judgment against the assets of Mr. Jean-Paul Chavanaz. As a result, our shareholders may have more difficulties in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Further, since our assets are located outside the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. Accordingly, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

Risks Associated With This Offering

The shares being offered are defined as “penny stock,” the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a “best-efforts” basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our sole officer and director, who will receive no commissions.  He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

Since there is no minimum for our offering, if only a few persons purchase shares, they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement and as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received and will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company’s business strategy and accomplish the Company’s objectives. Accordingly, the Company’s business may fail, and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock. The above mentioned information does not limit any rights that investors may have under the federal securities laws regarding material misstatements or omissions by the Company in the prospectus or registration statement.

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Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock. Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market, or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Jasmin Corp. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares. As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

Our status as an “emerging growth company” under the JOBS Act Of 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act.

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Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $8,000 cost of this Registration Statement to be paid. Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $16,000 annually. Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs. In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our sole officer and director own 100% of the outstanding shares of our common stock. After the completion of this Offering, he will beneficially own 50% of the outstanding shares assuming all of the shares being offered by the Company are sold.  If he chooses to sell his shares in the future, it might have an adverse effect on the price of our stock.

Rule 144 (i) prohibits re-sales of restricted securities, pursuant to Rule 144, by shareholders of shell companies. Since we are a shell company under the definition contained in Rule 144(i), our sole officer and director, will be unable to resell his shares until at least one year after the Company ceases being a shell company, unless those shares are registered in the interim.

Unless registered, one year after the Company ceases to be a shell company, if our sole officer and director decide to sell any of his common stock; he will be subject to Rule 144 under the 1933 Securities Act.  Rule 144 restricts the ability of a director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

Our Sole Officer and Director Currently Own 100% Of The Issued And Outstanding Stock And Will Continue to Control at least 50% Of The Company`s Issued And Outstanding Common Stock After This Offering assuming all the shares being offered by the Company are sold.

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Presently, the Company’s sole officer and director beneficially own 2,000,000 (100%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in this Offering will have limited control over matters requiring approval by Jasmin Corp. shareholders, including the election of directors. Because there is no minimum amount are required to be raised under this Offering, there is no guarantee that our current Shareholder, sole officer and director will own less than a majority of the issued and outstanding shares after the completion or termination of this Offering.  Even if our current sole officer and director do own less than a majority of our issued and outstanding shares of common stock following this Offering, he may still remain the single largest beneficial owner of our issued and outstanding shares of common stock. In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company. For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders.

Our sole director and officer will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of his share ownership in our Company, our director will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our future results may vary significantly in the future which may adversely affect the price of our common stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparison of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

We Are Unlikely To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders. Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment. There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increases. If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price. The potential or likelihood of an increase in share price is questionable at best.

Our shares may not become eligible to be traded electronically, which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

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United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

Description**	If 25% shares sold, $20,000	If 50% shares sold, $40,000	If 75% shares sold, $60,000	If 100% shares sold, $80,000
	Fees	Fees	Fees	Fees
Professional fees: SEC reporting and compliance Offering expanses	$8,000 $8,000	$8,000 $8,000	$8,000 $8,000	$8,000 $8,000

Renting an office space

Establishing an office

Purchasing additional equipment

Raw materials

Website development

Marketing and advertising

Sales person salary

Production assistant salary

Other expenses

	- $1,500 - $1,000 $1,000 - - - $500	$5,760 $3,000 $500 $4,040 $1,200 $2,600 - $6,000 $900	$7,800 $4,000 $4,500 $8,400 $2,500 $4,800 $4,200 $6,000 $1,800	$9,600 $4,700 $7,500 $14,400 $3,500 $7,400 $6,000 $8,400 $2,500
Total	$20,000	$40,000	$60,000	$80,000

 If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this offering. If we have less than 300 record shareholders, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this offering.

Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company’s business, financial condition and results of operation.

USE OF PROCEEDS

The following table details the Company’s intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance. The aggregate proceeds of the Company will be allocated as follows:

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

**The above expenditures are defined as follows:

The finds are planning to be used in the following priority:

Professional fees: Pertains to legal services and accounting fees that will be incurred by the company.

Renting an office space: Expanses for renting a bigger office place as representation stage of our company.

Establishing an office: We are planning to spend certain above-mentioned amounts on design of our office and purchase needed office tools if necessary.

Website development: Pertains to the payments that will be made to design and develop our website.

Purchasing additional equipment: Pertains on purchasing additional equipment for our operations.

Raw materials: The Company will need raw materials for production the design items and selling them to potential customers. This item of expenditure is ongoing requirement through all time of our operations, when and if we have orders from our potential customers.

Marketing and advertising: Pertains to the cost of advertising and marketing our products.

Sales person salary and Production assistant salary: Pertains for the salary of our future workers if any.

Other expenses: These are the costs of operating our office including telephone services, mail, stationary, office supplies, bank service fees and charges, equipment repairs and other miscellaneous expenses.

There is no assurance that we will be able to raise the entire $80,000 with this Offering. If we do not raise sufficient funds to cover professional fees, estimated to be $16,000 for the first 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB quotation.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to rise up to a total of $80,000 in this Offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were our lack of operating history, the proceeds to be raised by the offering, the amount of capital to be contributed by purchasers in this offering in proportion to, the amount of stock to be retained by our existing Stockholders, and our relative cash requirements.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of September 30, 2016 was negative $1,291 or approximately ($0.001) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2016.

The following table sets forth as of September 30, 2016, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.04 per share of common stock.

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Funding level	100%	75%	50%	25%
Gross proceeds	$80,000	$60,000	$40,000	$20,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceed	$72,000	$52,000	$32,000	$12,000
Net tangible book value prior to this offering	$(1,291)	$(1,291)	$(1,291)	$(1,291)
Net tangible book value after this offering	$70,709	$50,709	$30,709	$10,709
Shares outstanding after offering	4,000,000	3,500,000	3,000,000	2,500,000
Offering price per share	$0.04	$0.04	$0.04	$0.04
Net tangible book value per share prior to offering	$(0.001)	$(0.001)	$(0.001)	$(0.001)
Price per share to existing shareholder	$0.001	$0.001	$0.001	$0.001
Increase per Share attributable to Investors	$0.0167	$0.0135	$0.0092	$0.0033
Pro forma net tangible book value per share after offering	$0.0177	$0.0145	$0.0102	$0.0043
Dilution to investors	$0.0223	$0.0255	$0.0298	$0.0357
Dilution as a percentage of offering price	55.81%	63.78%	74.41%	89.29%
Shares outstanding before the offering	2,000,000	2,000,000	2,000,000	2,000,000
Shares after offering held by public investors	2,000,000	1,500,000	1,000,000	500,000
Percentage of ownership after offering (existing stockholder)	50%	57.14%	66.67%	80%
Percentage of ownership after offering (public investors)	50%	42.86%	33.33%	20%
Capital contributions (existing stockholder)	$2,000	$2,000	$2,000	$2,000
Capital contributions (public investors)	$80,000	$60,000	$40,000	$20,000
Percentage of capital contributions by existing shareholder	2.44%	3.23%	4.76%	9.09%
Percentage of capital contributions by new investors	97.56%	96.77%	95.24%	90.91%

SELLING SECURITY HOLDERS

Not applicable.  We do not have any selling security holders.

PLAN OF DISTRIBUTION

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Our sole officer and director will sell shares offered by the Company

This is a self-underwritten (“best-efforts”) Offering. This Prospectus is part of a prospectus that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Jean-Paul Chavanaz, our sole officer and director, will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our sole officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our sole officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

Our sole officer and director are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

Our sole officer and director are not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons do not intend to purchase any shares in this offering.

Terms of the Offering

The Shares offered by the Company will be sold at the fixed price of $0.04 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

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This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 2,000,000 shares of common stock we are offering as a self-underwritten Offering. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to “Jasmin Corp.”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Reference is made to the Company’s Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

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Our audited financial statements for the periods ended June 30, 2016 and 2015 and unaudited financial statements for the three months ended September 30, 2016 are included in this prospectus. Pritchett, Siler & Hardy, P.C. has audited our June 30, 2016 and 2015, financial statements. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

McMurdo Law Group, LLC with an address 28 West 44th Street, 16th Floor, New York, New York 10036 has provided an opinion upon the validity of the common stock offered hereby.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INFORMATION WITH RESPECT TO THE REGISTRANT

PLAN OF OPERATION

We intend to commence operations in the business of unique decoration items production made from cork materials. We have generated limited revenues as of the date of this filing and our principal business activities to date consist of creating a business plan, purchased wood engraving machine and flatbed printer for our future operations, creating our webpage, a signed rent agreement to lease our office space from July 2016 for one year and signed contract with Un Rien De Vous, designing company, for one year term with an option of extension for future sales orders. As of the date of this filing the Company has generated $4,850 from selling its design items to our first customer Un Rien De Vous, the agreement with them is filed as Exhibit 10.3 to this registration statement. Jasmin Corp’s corporate address is 33 Rue Theophile Lamy, Bourges 18000 France. Our telephone number in France is 0033644631118.

Our current cash balance will not be sufficient to fund our operations for the next 12 months, if we are unable to successfully raise money in this offering. However, if we sell less than a half of the securities offered for sale by the Company and raise the gross proceeds of $20,000 will satisfy cash requirements for 12 months, and we will not be required to raise additional funds to meet operating expenses, but our company’s development will be strictly limited. If we sell more than a half of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth development of the Company. If we need more money, we will have to revert to obtaining additional financing by way of a private debt or equity financing. We may also utilize funds from Mr. Chavanaz, our sole officer and director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our President has agreed to advance. Mr. Chavanaz, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated limited revenues as of the date of this filing. During first months after completion of this offering, we will establish our office and develop our web site, make samples of our products and will be developing our marketing campaign, and we believe we will start to sell our product and earn revenue. Until this time, we do not believe that our operations will be profitable. There is no assurance we will ever reach that stage.

We will not be conducting any product research or development. We do not expect to sell our equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our products to our future clients.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Our plan of operations following the completion and priority of spending raised funds, if any, is as follows:

Renting an office space

Time frames 1st -2nd month

Material costs: $5,760-$9,600

Upon completion of the offering we plan to spend certain funds on renting bigger office space for our production and every day needs. If we sell 25% from the offered shares, we will stay at the same place as we are renting now, which is paid from the loan of our Director, and no funds from this offering will be spent in this case. If we sell 50% of the offered shares, we will rent a bigger office space, which will cost the Company $5,760 per year, approximately $480 per month. In case of selling 75% of the offered shares, we will rent a space with the price $650 per month and $7,800 in total amount. If all of the shares are sold in this offering, our lease expanses will cost us $9,600 in total amount. We are planning to rent two offices with the prices of $400 per month each in the perfect scenario.

Jasmin Corp. has also signed an agreement for leasing an office space from July 2016, which is filed as Exhibit 10.2.

Establish our Office

Time Frame: 1st- 3rd months

Material costs: $1,500-$4,700

Upon completion of the offering we plan to set up an office in France and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as computer, telephones, fax, office supplies and furniture. Our sole officer and director, Jean-Paul Chavanaz will take care of our initial administrative duties. We believe that it will cost at least $1,500 in case of selling 25% from offered shares to set up office and obtain the necessary equipment and stationery to continue operations. In case of selling 50% of the offered shares we will spend $3,000 on our office establishment. If we sell 75% of the shares offered, we would buy better equipment with advanced features that will cost us approximately $1,000 more. In this case, set up costs will be approximately $4,000. In the event we sell all of the shares offered, we would buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up costs will be approximately $4,700.

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Develop Our Website

Time Frame: 2nd – 8th months

Material costs: $1,000-$3,500

During this period, we intend to begin developing our website. Our sole officer and director, Jean-Paul Chavanaz is in charge of registering our web domain. As of the date of this prospectus we have identified and registered a domain name for our website www.jasmincorp.com. Once we register our web domain, we plan to hire a web designer to help us with designing and developing our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $1,000-$1,200 in the event of selling 25% and 50% of the offered shares. If we sell 75% or 100% of the shares in this offering and all of the shares offered, we would develop more sophisticated and well-designed website, therefore developing cost will be $2,500 and $3,500 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Purchasing additional equipment

Time Frame: 3rd - 12th months

Material costs: $500-$7,500

The Company is planning to expand its operations in case of generating additional funds in this offering and attracting customers to buy our design items made from cork materials, mostly. For this purpose the Company will need additional equipment, such as a press machine for cork material, special tool for silicone glue, paint sprayer and woodworking machine. These tools will help us to make our design items more unique and customized. Our priority of buying such equipment will depend on amount raised in this offering. In case of selling 25% in this offering, we will not buy any additional equipment. If we sell 50% of the offered shares, our additional equipment will cost approximately $500. In case of selling 75% of the offered shares, we will spend $4,500 on our equipment, and if we sell of the offered shares, we are planning to spend around $7,500 on the above-mentioned equipment.

Raw materials

Time Frame: 3rd - 12th months

Material costs: $1,000-$14,400

Our raw materials contain not only materials for our production. In addition we are planning to purchase special polyethylene sheeting for painting purposes, to protect the office from unnecessary traces of paint. We will also need a special cloth for our director to perform theses work. In our plan, we will also order needed items for our decorations, such as trinket holders, decoration flowers, fabric, wood and other related necessary materials. We are also planning to order liquid silicone and additional cork materials and inks for our production process. The costs of the materials will be around $1,000 in case of selling 25% of the offered shares. In case of selling 50% of the offered shares, we will spend on materials $4,040, and if we sell 75% the costs for the materials will be $8,400. If 100% of shares are sold in this offering. We will spend approximately $14,400 on our raw materials accordingly.

Marketing

Time Frame: 3rd - 12th months

Material costs: $2,600-$7,400

Together with our website, we will begin to market our products. The Company is going to start trade exhibition, which we believe is the best for us at the moment. On such events we can attract additional customers, show our items and determine what will most meet our customers’ needs. Jasmin Corp. also will print the brochures with the information and examples of produced items on them. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also plan to attend trade shows in our industry to showcase our product with a view to find new customers. We believe that we should begin to see results from our marketing campaign within 120 days from its initiation. We also will use Internet promotion tools on Facebook and Instagram to advertise our products and company. In case of generating around $20,000 from this offering, we will not spend any funds of the marketing needs. We intend to spend $2,600, $4,800 and $7,400 on marketing efforts during the first year in case of generating $40,000. $60,000 and $80,000 from selling offered shares. Marketing is an ongoing matter that will continue during the life of our operations.

If we do not raise at least $40,000 in this offering, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Negotiate agreements with potential customers

Time Frame: 1st-12th months

No material costs

We are already in negotiation stage with our second future customer Decora, but there can be no assurance that the Company will negotiate acceptable terms and reach an actual agreement with this potential customer, and have already signed one contract for sales with Un Rien De Vous, designing company, for a one year term with an option for extension. As of the date of this filing, the Company has generated $4,850 from selling its design items to our first customer, Un Rien De Vous. The agreement with them is filed as Exhibit 10.3 to this registration statement. The negotiation activity with our customers will be ongoing throughout our operations. Even if we are able to obtain sufficient number of agreements at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a sales person and production assistant

Time Frame: 6th - 12th months

Material costs: $4,200-$8,400

The Company is planning to hire a salesperson and a production assistant to help our sole officer and director in managing the whole process. The sales person will join the Company in case of selling 75% of the shares in this offering, and in this scenario we will spend $4,200 for the salary of this employee, and in case of selling all of the share in this offering the salary will cost the Company $6,000, we will require the employee to have experience in our designing area. In case of selling 25% or 50% of the offered shares in this offering we are not planning to spend funds on hiring sales person for selling our design items, our sole officer and director will take care about this process in this case. The salesperson’s job would be to find new potential purchasers, introduce our products and to set up agreements with them to buy our designing cork items. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations.

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The production assistant will cost the Company $6,000 in case of selling half or 75% of the offered shares or $8,400 from 100% shares sold in this offering. There will be no costs for hiring production assistant if we sell 25% of the offered shares or less. The main required skills are designing education, creative character structure and strong desire to work in decoration design business.

Other expanses

Time Frame: 1st - 12th months

Material costs: $500-$2,500

We believe that the Company will have such expenses as repairing of purchased equipment or regular servicing of such equipment, unexpected expenses and we expecting these costs to be $500 in the event of selling 25% of shares in this offering, $900 in the event of selling 50% of shares in this offering, $1,800 in the event of selling 75% of shares in this offering and $2,500 in the event of selling 100% of shares in this offering.

In summary, during first couple of months we should have established our office, developed our website and begin our marketing development. Together with above mention we will start looking for potential customers and we believe begin selling our cork decoration items. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Jean-Paul Chavanaz, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to buy our products, Ms. Jean-Paul Chavanaz has agreed to commit more time as required. Because Ms. Chavanaz will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations

Estimated Expenses for the Next Twelve Months Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold, $20,000	If 50% shares sold, $40,000	If 75% shares sold, $60,000	If 100% shares sold, $80,000
	Fees	Fees	Fees	Fees
Professional fees: SEC reporting and compliance Offering expanses	$8,000 $8,000	$8,000 $8,000	$8,000 $8,000	$8,000 $8,000

Renting an office space

Establishing an office

Purchasing additional equipment

Raw materials

Website development

Marketing and advertising

Sales person salary

Production assistant salary

Other expenses

	- $1,500 - $1,000 $1,000 - - - $500	$5,760 $3,000 $500 $4,040 $1,200 $2,600 - $6,000 $900	$7,800 $4,000 $4,500 $8,400 $2,500 $4,800 $4,200 $6,000 $1,800	$9,600 $4,700 $7,500 $14,400 $3,500 $7,400 $6,000 $8,400 $2,500
Total	$20,000	$40,000	$60,000	$80,000

The various offering amounts presented in the table above are for illustrative purposes only and the actual amount of proceeds rose, if any, may differ significantly.

DESCRIPTION OF BUSINESS

Jasmin Corp. was incorporated in the State of Nevada as a for-profit company on October 7, 2014 and established a fiscal year end of June 30. We have limited revenues to date of this filing and our assets are $5,709 at September 30, 2016 and have incurred net loss of $3,291 since inception through September 30, 2016. We are a development-stage company formed to produce and distribute our unique design products made from cork material in France. To date, we have had limited operations. We have developed our business plan, registered a webpage www.jasmincorp.com, purchased equipment for our process and signed contract with Un Rien De Vous, designing company, for future sales orders, for one year term with an option of extension. As of the date of this filing, the Company has generated $4,850 from selling its design items to our first customer Un Rien De Vous, the agreement with them is filed as Exhibit 10.3 to this registration statement. As of the date of the financial statements included in this filing, September 30, 2016, we purchased equipment, raw materials and additional production items from Jinan Donglian CNC Technology Co., Ltd. and started our production process in the design industry.

Product

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The Company has singed the contact with Un Rien De Vous, designing company for sales of our unique design items made from cork material, for one year term with an option of extension. As of the date of this filing the Company generated $4,850 from selling its design items to our first customer Un Rien De Vous, the agreement with them is filed as Exhibit 10.3 to this registration statement. We will be representing out items in all different kind for example:

Wine Cork Monogram

Cork Craft Projects

Monogram Wine Cork Tray

Drink Coaster

Food Coaster and others

Our specific goal is to produce unique products that could serve as decoration, interior design items, and kitchen facilities and be used in any area. At the current stage of our operation, we concentrate on contacting decoration and design companies and offer our unique products for their needs. We believe that our environment friendly materials and uniqueness of the design will attract customers and our business will be successful. We also will provide our customers with one-year warranty for our items. We plan on expanding our product selection in the future. The table sets, carpets, frames and unique design elements are very popular outdoors in restaurants, resorts, and private homes or just as stand-alone products.

Our range of offered products is very extensive. Mostly it is useful things like cute trinkets, original jewelry and decorative panels, custom lighting and stylish interior design - all these articles from the corks will create a unique atmosphere in a house, officer or elsewhere, showing a non-standard taste of its owner. The samples of the design items we are planning and manufacture is represented on our web page, which is www.jasmincorp.com.

We have our Chinese vendor Jinan Donglian CNC Technology Co., Ltd, with whom we are working on verbal ordering basis for supplying raw materials to the Company at the moment. Jasmin Corp. also has a few more vendors Shanghai Rui Ind. l Co., Ltd. and Zhuoma Dong Co., Ltd. to work with on sourcing our raw materials if needed in the future. The manufacturing of the products does not have specific sequence of actions, as each of our products is unique and designed personally for our customers. As an example as a decoration for the kitchen we can produce coasters for glasses and dishes with the names or picture on them, using our cork material and features of our laser wood engraving machine. The pictures below is a simple samples of the above mentioned as an example items:

Our main production process

In accordance to the customer needs and preferences, our production process can be composed from gathering together different materials into something unique and original. For example, the production of original “heart” gifts for the Valentine’s Day in the form of wall panels of tubes contain composing together the corks with specific length and shape. The corks can also be colored and contain printed picture on them, that in total the item will look more personal and attractive to the customer. Such original “heart” can be used as a reminder-board or a place for your favorite photos also or just as memorable gift for the proper vocation.

The Company can also print different images on its decoration items, or print on the materials and then compose them into the final decoration. The same process can be applied to wood engraving method. The words or image can be engraved on cork material as a single decoration or composed together into one total stylish decoration item.

The Company has paid for the production equipment and additional raw materials as of the date of this filing. There is Inkjet Printer and Laser wood engraving machine is supplied to Jasmin Corp. from Chines supplier. The following are the equipment technical indicators:

  Laser wood engraving machine

Name	Laser wood engraving machine
Laser type	Sealed CO2 laser tube
Laser power	60w, 80w, 100w (optional)
Cutting speed	0 ~ 30m/min (Plexiglas, according to different materials)
Engraving speed	0 ~ 50m/min
Resolution	<0.1mm
Power supply	AC110-220V ± 10%, 50HZ-60HZ
Positioning accuracy	± 0.1mm
Total power	<2250W
Operating temperature	0℃--40℃
Operating humidity	5-95% (non-condensing)
Supported graphics formats	BMP, GIF, JPGE, PCX, TGA, TIFF, PLT, CDR, DMG, DXF
Cutting area	1300mm (width) × 2500 mm (length)
Working table	Honeycomb or knife blade platform
Total area	2000mm (width) x 3000mm (length)
Optional parts	Camera positioning system, auto feeding

  Digital flatbed printer Inkjet Printer Suke SK168-2.3 for printing on wood and related items

Voltage	110V/220V 50-60HZ
Power	75W
Weight	150KG
Print Size	329*600mm
Height Adjustment	Automatically
Software Included	Driver CD, Operation CD
Print Height	1-180mm

The process itself will contain supportive materials, which basically will be composed from inks for the printer, rolls of cork materials and corks themselves. We will make a few samples at first to place in our office and after, in depends on the customers’ requirements we are planning to create our items from the materials above mentioned. Jasmin Corp. also will produce decoration items to present on the marketing exhibitions and decorate the office of the Company with such decoration items. We will fill up our future office as much as we can with cork material items to show the customers how they can fit the space.

Target Market

It is our belief based on management’s observations and information gleaned from major France magazines (Home magazines) that contemporary table sets, carpets, frames and unique design elements have increased in popularity over time, and they have caused significant impact upon popular culture and have spawned many fads. The unfortunate side of contemporary of such items, which we are planning to produce, is that they are quickly replaced by the-next-best-thing. Quick developments of technology has stock continuously changing with popularity. The simple and easy to use design items are set to provide the customers with the product they seek with no bells and whistles. This helps to keep the cost of such design solutions low. This contemporary market is our target market.

The Company also has a contract with Un Rien De Vous, designing company, for one year term with an option of extension for future sales of our unique design items made from cork material and on the stage on negotiations with Decora, designing company for future sales to them as well, but there can be no assurance that the Company will negotiate acceptable terms and reach an actual agreement with this potential customer.

As of the date of this filing the Company has generated $4,850 from selling its design items to our first customer Un Rien De Vous, the agreement with them is filed as Exhibit 10.3 to this registration statement.

Industry analysis

We believe that the area of design is very competitive nowadays. The Company has identified several main competitors, such as Oeneo Bouchage, Sas Bouchons Abel, Sarl Arc Bois, which produce similar products to us. Jasmin Corp. is planning to develop the Company’s structure on the uniqueness and ecological factors, which we believe will give us more advantages than our competitors have. In addition to the “organized” part of the industry, there are many smaller designing companies that can be reached via industry magazine advertising and direct contact. However, there is no assurance that we will be successful in finding any additional potential customers.

Marketing

Our industry of work has various ways of marketing. The Company is going to start from trade exhibition, which we believe is the best for us at the moment. On such events we can attract additional customers, show our items and meet our competitors. It will be a good step forward for us. Jasmin Corp. also planning to participate in Maison & Objet, Home Decoration, Giftware and Tableware Trade Exhibition, which is going to be in Paris, France on first days of September, 2016 to market our products.

Industry advertising

We intend to advertise online and using ads in industry-related magazines. The Company will create accounts in socials networks, such as Facebook and Instagram, also in related to the industry websites to make our name more known. We anticipate that the area of our customers will increase after doing so.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

All of the 2,000,000 shares of common stock outstanding, as of September 30, 2016, were owned by Mr. Chavanaz and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

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Holders of Our Common Stock

As of the date of this Prospectus statement, we have one (1) stockholder.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future. The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

All 2,000,000 of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period, provided the Company is current in its reporting obligations under the Exchange Act, and subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Our sole officer and director own 2,000,000 restricted shares, or 100% of the outstanding common stock. When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

Rule 144(i) is not available for either a reporting or non-reporting shell company unless the company: (1) has ceased to be a shell company; (2) is subject to the Exchange Act reporting obligations; (3) has filed all required Exchange Act reports during the preceding twelve months; and (4) at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Reports

Following the effective date of this Registration Statement, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Jasmin Corp.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis) unless the SEC determines that the application of such additional requirements is necessary or appropriate in the public interest, after considering protection of investors, and whether the action will promote efficiency, competition and capital formation;

Submit certain executive compensate on matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations

We have generated limited revenues since inception to the date of this filing and have incurred $3,291 in expenses through September 30, 2016.

The following table provides selected financial data about our company for the period ended June 30, 2016.

Financial Summary	June 30, 2016 ($)

Cash	3,745
Inventory	-
Prepaid Expenses and advances	2,180
Total Current Assets	5,925
Total Fixed Assets	-
Total Assets	5,925
Total Liabilities	4,000
Total Stockholder’s Equity	1,925
Statement of Operations	June 30, 2016 ($)

Total Expenses	75
Net Loss for the Period	(75)
Net Loss per Share	(0.00)

The following table provides selected financial data about our company for the three months ended September 30, 2016.

Financial Summary	September 30, 2016 ($)
Cash	840
Inventory	979
Prepaid Expenses and advances	1,240
Total Current Assets	3,059
Total Fixed Assets	2,650
Total Assets	5,709
Total Liabilities	7,000
Total Stockholder’s Deficit	(1,291)
Statement of Operations	Three months ended September 30, 2016 ($)
REVENUES	4,850
Cost of Goods Sold	960
Gross Profit	3,890
Total Expenses	7,106
Net Loss for the Period	(3,216)
Net Loss per Share	(0.00)

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and have generated limited revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover the completion of our Offering.

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While our sole officer and director has generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officer and director and Jasmin Corp. During the first year of operations, our sole officer and director will also provide his labor at no charge.

If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months. There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Liquidity and Capital Resources

To meet our need for cash, we are attempting to raise money from our Offering. We cannot guarantee that we will be able to sell all the shares. If we are successful, the money raised will be applied to the items set forth in this plan of operations.

Our officer has agreed to advance funds as needed until the public offering is completed or failed. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $2,000 through the sale of common stock to Jean-Paul Chavanaz, who purchased 2,000,000 shares of our common stock at $0.001 on April 18, 2016.  For the period from inception on October 7, 2014 through the period ended September 30, 2016, the Company reported limited revenues as of the date of this filing and a net loss of $3,291 as of September 30, 2016.

Our funds on hand will only provide us with the ability to pay for the expenses related to this Offering.  Currently we do not have sufficient capital to fund our business development. Per the Use of Proceeds section, we are attempting to raise $80,000, from this Offering. If we are able to raise $20,000, from the Offering, then we feel this will be sufficient for the next 12 months to cover professional fees and minimal business development. We feel we need to have at least $16,000 to cover professional fees for the 12 months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Development Stage Company

The Company is considered to be in the development stage as defined in FASB Accounting Standards Update ASU 2014-10, Development Stage Entities (Topic 915). The Company is devoting substantially all of its efforts to the development of its business plans.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

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Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Loss per Share

The Company has adopted ASC 260, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of September 30, 2016, the Company did not have any amounts recorded pertaining to uncertain tax positions.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

DIRECTORS AND EXECUTIVE OFFICERS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Our officer is appointed by the board of directors (the “Board”) to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board has no nominating, audit or compensation committees.

The name, address, age and position of our sole officer and director is set forth below:

Name and Address of Executive Officer and/or Director	Age	Position
Jean-Paul Chavanaz, 33 Rue Theophile Lamy, Bourges 18000 France	63	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)
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Jean-Paul Chavanaz has held the position of Director since October 7, 2014 and the positions of president, CEO, CFO, secretary, and treasurer since same time. The person named above is expected to hold his offices/positions until the next annual meeting of our stockholders. The officer and director set forth herein is our only officer, director, promoter and control person, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Jean-Paul Chavanaz, the President and Director of the Company, currently devotes up to 8 to 20 hours per week to Company matters. After receiving funding per our business plan, Mr. Chavanaz will continue to devote up 50% of his time (20 hours per week) to manage the affairs of the Company or more time if required.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding, which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about our officer and director

Jean-Paul Chavanaz

Jean-Paul Chavanaz is the President, CFO, Secretary, Treasurer and Member of the Board of Directors for Jasmin Corp. Mr. Chavanaz plans to use his connections and contacts from school, work and local production of design items from cork material in the area to market the products and website. Our sole officer and director, for the past five years, worked for furniture manufacturing company, L'atelier de LIK', in Burges, France as design engineer and fulfilled the following duties: researching and developing ideas for new products and production systems, used computer-aided design to create detailed designs and specifications. He also controlled and maintained the design standard of the products, providing design support at all stages of the design process, developed and maintained project plans using MS Project for allocated tasks. Mr. Chavanaz was involved in creating and planning new production processes and related. In addition to the above mentioned, our sole officer and director was primarily involved in design activities. He was creating the product itself then made a design for it, using specific software and drawing the item for the customer and manufacturing processes. In the same time, the activities of business organization also took a part of this job. He was organizing meetings with customers, presented them the design ideas and did the financial calculations of the future prices with all related delivery and material aspects. Mr. Chavanaz was always in communication with customers and worked with people where he achieved good experience and business skills. Based on the above mentioned, we believe that Jean-Paul Chavanaz has the needed skills, qualification and experience to serve as President, sole officer and director of Jasmin Corp.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

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EXECUTIVE COMPENSATION

During the period from inception (October 7, 2014) to the period ended September 30, 2016, no compensation has been accrued by or paid to the following:

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)(i)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Jean-Paul Chavanaz, President	2016	0	0	0	0	0	0	0	0

 (i) Any individual serving as Jasmin Corp.’s principal executive officer or acting in a similar capacity during the period (“PEO”), regardless of compensation level;

(ii) Currently, our sole officer and/or director is being compensated for his services during the development stage of our business operations, and is considered to be an employee of the Company.

We have not paid any salaries in 2015 and 2016, and we do not anticipate paying any salaries at any time in 2016. We will not begin paying salaries until we have adequate funds to do so.

Our sole officer and director is reimbursed for any out-of-pocket expenses he incurs on our behalf. In addition, in the future, we may approve payment of salary for our officer and director, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception. We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with our officer and do not intend to enter into any employment contracts until such time as it profitable to do so. The officer is not considered to be employees.

Compensation of Directors

Our sole officer and director has not received any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments. During the period ended September 30, 2016, there were no other arrangements between us and our director that resulted in our making payments to our director for any services provided to us by him as director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

27

Title of Class	Name of Beneficial Owner	(1)Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Common	Jean-Paul Chavanaz 33 Rue Theophile Lamy, Bourges 18000 France	2,000,000	100%
Common	Directors and Officers as a Group (1 individual)	2,000,000	100%

(1) The persons named above may be deemed to be a “parent” and “promoter” of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

(2) Each shareholder owns his or her shares directly.

(3) Based on 2,000,000 shares issued and outstanding as of September 30, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

On April 18, 2016, 2,000,000 shares of Jasmin Corp.’s common stock were issued to Jean-Paul Chavanaz, an officer of the Company, at the price of $0.001 per share (a total of $2,000).

Shareholder loan

From inception of the Company (October 7, 2014) until September 30, 2016, the Company was obligated to a director, who is also an officer and stockholder, for a non-interest bearing demand loan with a balance of $7,000. The Company plans to pay the loan back as cash flows become available.

Mr. Chavanaz is a founder and therefore may be considered a promoter, as that term is defined in Rule 405 of Regulation C.

Transactions with Related Persons

Our sole officer and director purchased the following shares:

On April 18, 2016, the company issued 2,000,000 shares of common stock to Jean-Paul Chavanaz at $0.001 per share for $2,000 cash.

From inception of the Company (October 7, 2014) through the period ended September 30, 2016, there have been no additional transactions, or any proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest, that would be required to be disclosed herein pursuant to Items 404(a) and 404(d) of Regulation S-K.

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

FINANCIAL STATEMENTS

The following financial statements are included herewith:

Audited Financial Statements of the Company for the period of inception (October 7, 2014) to June 30, 2016 and unaudited Financial Statements of the Company for the three months ended September 30, 2016.

28

Jasmin Corp.

FINANCIAL STATEMENTS

Years ended June 30, 2016 and 2015

29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Jasmin Corporation

33 Rue Theophile Lamy

Bourges, 18000 France

We have audited the accompanying balance sheet of Jasmin Corporation as of June 30, 2016 and 2015 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jasmin Corporation as of June 30, 2016 and 2015 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses and has not yet established a reliable, consistent and proven source of revenue to meet its operating costs on an ongoing basis and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Pritchett, Siler and Hardy, P.C.

Pritchett, Siler and Hardy, P.C.

Farmington Utah

August 26, 2016

30

Jasmin Corp.

BALANCE SHEETS

As of June 30, 2016 and June 30, 2015

ASSETS	June 30, 2016	June 30, 2015
Current Assets
Cash and cash equivalents	$3,745	$-
Prepaid expenses and advances	2,180	-
Total Current Assets	5,925	-

Total Assets	$5,925	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Loan - related party	$4,000	$-
Total Current Liabilities	4,000	-

Total Liabilities	4,000	-

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	2,000	-
Additional paid in capital	-	-
Deficit accumulated	(75)	-
Total Stockholder’s Equity	1,925	-

Total Liabilities and Stockholder’s Equity	$5,925	$-

See accompanying notes, which are an integral part of these financial statements

31

Jasmin Corp.

STATEMENTS OF OPERATIONS

For the years ended June 30, 2016 and 2015

	Year ended June 30, 2016	Year ended June 30, 2015

REVENUES	$-	$-
Cost of Goods Sold	-	-
Gross Profit	-	-

OPERATING EXPENSES
General and Administrative Expenses	75	-
TOTAL OPERATING EXPENSES	75	-

NET INCOME (LOSS) FROM OPERATIONS	(75)	-

PROVISION FOR INCOME TAXES	-	-

NET INCOME (LOSS)	$(75)	$-

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$-

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	405,479	-

See accompanying notes, which are an integral part of these financial statements

32

Jasmin Corp.

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

As of June 30, 2016

	Common Stock		Additional Paid-in	Accumulated Deficit	Total Stockholders’
	Shares	Amount	Capital		Equity

Balance, October, 2014	-	$-	$-	$-	$-

Balance, June 30, 2015	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share on April 18, 2016	2,000,000	2,000	-	-	2,000

Net loss for the period ended June 30, 2016	-	-	-	(75)	(75)

Balance, June 30, 2016	2,000,000	$2,000	$-	$(75)	$1,925

See accompanying notes, which are an integral part of these financial statements

33

Jasmin Corp.

STATEMENTS OF CASH FLOWS

For the years ended June 30, 2016 and 2015

	Year ended June 30, 2016	Year ended June 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(75)	-
Adjustments to reconcile net loss to net cash (used in) operating activities:
Increase in prepaid expenses	(2,180)	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(2,255)	-

CASH FLOWS FROM INVESTING ACTIVITIES
	-	-
CASH FLOWS USED IN INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	2,000	-
Loan – related party	4,000	-
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	6,000	-

NET INCREASE IN CASH	3,745	-

Cash, beginning of period	-

Cash, end of period	$3,745	-

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0	-
Income taxes paid	$0	-

See accompanying notes, which are an integral part of these financial statements

34

Jasmin Corp.

NOTES TO THE FINANCIAL STATEMENTS

For the years ended June 30, 2016 and 2015

Note 1. ORGANIZATION AND NATURE OF BUSINESS

Jasmin Corp. (“the Company”, “we”, “us” or “our”) was incorporated in the State of Nevada on October 7, 2014. Jasmin is an e-commerce development stage company that intends to establish itself as a designing industry of home and space decorations made from cork materials in France, Europe. The Company also has its webpage which is www.jasmincorp.com filled with basic information about us. We have strong intention to develop our business in this area. The Company will purchase specific equipment, such as a laser wood engraving machine and off set printer for our designing needs. Our sole officer and director has proper skills to work in such area of operations. Our list of produced items consists from different designs, materials and forms of items made from cork material, which help us to increase the sales area to designing agencies, specific decorations orders and personal items. Jasmin Corp. concentrates on ecological and environment free raw materials, towards to the latest trends in decoration and design industry. Our office location is 33 Rue Théophile Lamy, 18000 Bourges, France.

Note 2. GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues from October 7, 2014 (inception) through June 30, 2016.  The Company currently has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3. SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s yearend is June 30.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company  considers  all  highly  liquid  investments  with  the  original  maturities  of  three  months  or  less  to be cash equivalents. The Company had $3,745 and $0 of cash as of June 30, 2016 and 2015 respectively.

Prepaid Expenses and advances

Prepaid Expenses and advances are recorded at fair market value. The Company had $2,180 in advances for purchasing of new equipment as of June 30, 2016 and $0 as of June 30, 2015.

Foreign Operations and Functional Currency

The Company conducts all its business in France. Although all operations are conducted in France, the functional currency of the Company is US dollar because this is the currency of the primary economic environment of the Company in accordance with FASB ASC 830-10-45-2.

35

Jasmin Corp.

NOTES TO THE FINANCIAL STATEMENTS

For the years ended June 30, 2016 and 2015

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Revenue Recognition

The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from October 7, 2014 (inception) to June 30, 2016 there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Note 4. LOAN FROM DIRECTOR

During the period from October 7, 2014 (inception) to June 30, 2016, our sole director has loaned to the Company $4,000. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $4,000 and $0 as of June 30, 2016 and 2015 respectively.

Note 5. COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On April 18, 2016, the Company issued 2,000,000 shares of common stock to a director for cash proceeds of $2,000 at $0.001 per share.

There were 2,000,000 and 0 shares of common stock issued and outstanding as of June 30, 2016 and 2015 respectively.

36

Jasmin Corp.

NOTES TO THE FINANCIAL STATEMENTS

For the years ended June 30, 2016 and 2015

Note 6. COMMITMENTS AND CONTINGENCIES

The Company has entered onto a one year lease agreement for a $310 monthly fee, from July 1, 2016 to July 1, 2017.

Note 7. INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits.

As of June 30, 2016 the Company had net operating loss carry forwards of approximately $75 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at June 30, 2016 was approximately $26. The net change in valuation allowance during the year ended June 30, 2016 was $26. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of June 30, 2016.  All tax years since inception remains open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

As of June 30, 2016
Non-current deferred tax assets:
Net operating loss carryforward	$(26)
Valuation allowance	$26
Net deferred tax assets	$-

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the year ended June 30, 2016 as follows:

As of June 30, 2016
Computed "expected" tax expense (benefit)	$(26)
Change in valuation allowance	$26
Actual tax expense (benefit)	$-

Note 8. SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to June 30, 2016 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

37

 Jasmin Corp.

FINANCIAL STATEMENTS

September 30, 2016

TABLE OF CONTENTS

Balance Sheets as of September 30, 2016 (Unaudited) and June 30, 2016	F-1
Statements of Operations for the three months ended September 30, 2016 (Unaudited)	F-2
Statement of Cash Flows for the three months ended September 30, 2016 (Unaudited)	F-3
Notes to the Unaudited Financial Statements	F-4 - F-6

38

Jasmin Corp.

BALANCE SHEETS

As of September 30, 2016 and June 30, 2016

  (UNAUDITED)

ASSETS	September 30, 2016	June 30, 2016
Current Assets
Cash and cash equivalents	$840	$3,745
Raw materials Inventory	979	-
Prepaid expenses and advances	1,240	2,180
Total Current Assets	3,059	5,925

Fixed Assets
Equipment, net of accumulated depreciation of $91 and 0 respectively	$2,650	$-
Total Fixed Assets	2,650	-

Total Assets	$5,709	$5,925

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Loan - related party	$7,000	$4,000
Total Current Liabilities	7,000	4,000

Total Liabilities	7,000	4,000

Stockholder’s Equity (Deficit)
Common stock, par value $0.001; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	2,000	2,000
Additional paid in capital	-	-
Deficit accumulated	(3,291)	(75)
Total Stockholder’s Equity (deficit)	(1,291)	1,925

Total Liabilities and Stockholder’s Equity (Deficit)	$5,709	$5,925

See accompanying notes, which are an integral part of these financial statements

F-1

39

Jasmin Corp.

STATEMENTS OF OPERATIONS

For the three months ended September 30, 2016 and September 30, 2015

(UNAUDITED)

	Three months ended September 30, 2016	Three months ended September 30, 2015

REVENUES	$4,850	-
Cost of Goods Sold	960	-
Gross Profit	3,890	-

OPERATING EXPENSES
General and Administrative Expenses	7,106	-
TOTAL OPERATING EXPENSES	7,106	-

NET INCOME (LOSS) FROM OPERATIONS	(3,216)	-

PROVISION FOR INCOME TAXES	-	-

NET INCOME (LOSS)	$(3,216)	-
NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	-

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000	-

See accompanying notes, which are an integral part of these financial statements

F-2

40

Jasmin Corp.

STATEMENTS OF CASH FLOWS

For the three months ended September 30, 2016 and September 30, 2015

(UNAUDITED)

	Three months ended September 30, 2016	Three months ended September 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(3,216)	-
Adjustments to reconcile net loss to net cash (used in) operating activities:
Decrease in prepaid expenses	940	-
Increase in inventory	(979)	-
Accumulated depreciation	91	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(3,164)	-

CASH FLOWS FROM INVESTING ACTIVITIES
Equipment	(2,741)	-
CASH FLOWS USED IN INVESTING ACTIVITIES	(2,741)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Loan – related party	3,000	-
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	3,000	-

NET INCREASE IN CASH	(2,905)	-

Cash, beginning of period	3,745	-

Cash, end of period	$840	-

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0	-
Income taxes paid	$0	-

See accompanying notes, which are an integral part of these financial statements

F-3

41

Jasmin Corp.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

September 30, 2016

Note 1. ORGANIZATION AND NATURE OF BUSINESS

Jasmin Corp. (“the Company”, “we”, “us” or “our”) was incorporated in the State of Nevada on October 7, 2014. Jasmin is an e-commerce development stage company that intends to establish itself as a designing industry of home and space decorations made from cork materials in France, Europe. The Company also has its webpage which is www.jasmincorp.com filled with basic information about us. We have strong intention to develop our business in this area. The Company has purchased specific equipment, such as a laser wood engraving machine and off set printer for our designing needs. Our sole officer and director has proper skills to work in such area of operations. Our list of produced items consists from different designs, materials and forms of items made from cork material, which help us to increase the sales area to designing agencies, specific decorations orders and personal items. Jasmin Corp. concentrates on ecological and environment free raw materials, towards to the latest trends in decoration and design industry. Our office location is 33 Rue Théophile Lamy, 18000 Bourges, France.

Note 2. GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had limited revenues as of September 30, 2016.  The Company currently has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3. SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s yearend is June 30.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The  Company  considers  all  highly  liquid  investments  with  the  original  maturities  of  three  months  or  less  to be cash equivalents. The Company had $840 of cash as of September 30, 2016.

Prepaid Expenses and advances

Prepaid Expenses and advances are recorded at fair market value. The Company had $1,240 in advances for purchasing of new equipment as of September 30, 2016.

Foreign Operations and Functional Currency

The Company conducts all its business in France. Although all operations are conducted in France, the functional currency is of the Company US dollar because this is the currency of the primary economic environment of the Company in accordance with FASB ASC 830-10-45-2.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (FIFO) method. The Company had $979 in raw materials inventory as of September 30, 2016.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. We estimate that the useful life of our equipment is 5 years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

F-4

42

Jasmin Corp.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

September 30, 2016

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Revenue Recognition

The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”. The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of September 30, 2016 there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Note 4. FIXED ASSETS

Equipment
Cost
As at June 30, 2016	$-
Additions	2,741
Disposals	-
As at September 30, 2016	$2,741

Depreciation
As at June 30, 2016	-
Change for the period	(91)
As at September 30, 2016	$(91)

Net book value	$2,650

Note 5. LOAN FROM DIRECTOR

As of September 30, 2016, our sole director has loaned to the Company $7,000. This loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $7,000 as of September 30, 2016 and $4,000 as of June 30, 2016.

Note 6. COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On April 18, 2016, the Company issued 2,000,000 shares of common stock to a director for cash proceeds of $2,000 at $0.001 per share.

There were 2,000,000 shares of common stock issued and outstanding as of September 30, 2016.

F-5

43

Jasmin Corp.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

September 30, 2016

 Note 7. COMMITMENTS AND CONTINGENCIES

The Company has entered into a one year lease agreement for an office space, with a $310 monthly fee, from July 1, 2016 to July 1, 2017.

Note 8. INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits.

As of September 30, 2016 the Company had net operating loss carry forwards of approximately $3,291 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at September 30, 2016 was approximately $1,119. The net change in valuation allowance during the three months ended September 30, 2016 was $1,093. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of September 30, 2016.  All tax years since inception remains open for examination by taxing authorities.

The components of deferred tax assets as of September 30, 2016 and June 30, 2016 are as follows:

	As of September 30, 2016	As of June 30, 2016
Non-current deferred tax assets:
Net operating loss carryforward	$ (1,119)	$ (26)
Valuation allowance	$ 1,119	$ 26
Net deferred tax assets	$ -	$ -

Based on expected federal tax rate of 34%, the components of income tax benefit for the three months ended September 30, 2016 are as follows:

The three months ended September 30, 2016
Computed "expected" tax expense (benefit)	$(1,093)
Change in valuation allowance	$1,093
Actual tax expense (benefit)	$-

  Note 9. SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to September 30, 2016 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-6

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PROSPECTUS

2,000,000 SHARES of COMMON STOCK

Jasmin Corp.

_______________

Dealer Prospectus Delivery Obligation

Until ________________, 2016, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

Auditors Fees and Expenses	$3,200.00
Legal Fees and Expenses	$2,500.00
Transfer Agent Fees	$1,500.00
EDGAR Agent Fees	$800.00
TOTAL	$8,000.00

Cash will pay offering expenses on hand and the officer will loan any shortfall.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On April 18, 2016, the Company issued 2,000,000 shares of common stock to Mr. Chavanaz for cash at $0.001 per share for a total of $2,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.  These securities were issued to the founders of the Company and bear a restrictive legend.  No written agreement was entered into regarding the sale of stock to the Company’s founders.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are included with this registration statement filing:

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Opinion of McMurdo Law Group, LLC
10.1* 10.2* 10.3*	Verbal loan Agreement Property Lease Agreement Product Sales Agreement
23.1 23.2* 99.1*	Consent of Pritchett, Siler & Hardy, P.C. Consent of Consent of McMurdo Law Group, LLC (contained in exhibit 5.1) Subscription Agreement

*- The documents, which were previously filed

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 UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.      Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.      B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bourges, France on November 3, 2016

Jasmin Corp.

By:	/s/	Jean-Paul Chavanaz
	Name:	Jean-Paul Chavanaz
	Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement

Signature	Title	Date
President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)
/s/ Jean-Paul Chavanaz		November 3, 2016
Jean-Paul Chavanaz

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